Exhibit 99.2

Fourth Quarter 2021 Results Conference Call Investor Presentation

SAFE - HARBOR STATEMENT 2 | Investor Presentation This release contains “forward looking statements” — that is, statements related to future, not past, events — as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management . Forward looking statements include any statement that does not directly relate to a current or historical fact . We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements . Our forward - looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID - 19 pandemic, including as a result of emerging variants : ( i ) the impact of global health concerns, including the impact of the current COVID - 19 pandemic on the economies and financial markets and the demand for our products ; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States ; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units ; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID - 19 pandemic ; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID - 19 pandemic ; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows ; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID - 19 pandemic ; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary ; (ix) our ability to realize revenue from customer orders and backlog ; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow ; (xi) the economy, including its stability in light of the COVID - 19 pandemic, and the potential impact it may have on our business, including our customers ; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets ; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities ; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers ; (xv) the effects of the change of administrations in the U . S . federal government ; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions ; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986 , as amended ; (xviii) our ability to utilize various relief options enabled by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) ; (xix) the limited trading market for our securities and the volatility of market price for our securities ; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price . These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1 A of our most recently filed Form 10 - K and our other filings with the Securities and Exchange Commission . We are under no duty to update any of these statements . You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change . Accordingly, forward - looking statements should not be relied upon as a predictor of actual results .

PERFORMANCE OVERVIEW

EXECUTIVE SUMMARY

Market update, recent results and outlook

Market Update
As of March 2022

Long-term PTC extension remains a priority
Multi-year PTC extension would provide wind developers with improved visibility, providing a catalyst for onshore/offshore wind development

Expect a pause in order activity in 1H22
Pandemic-related supply chain issues, raw material cost inflation and policy outlook have led turbine OEMs to postpone orders to 2H22

Long-term C&I demand drives decarbonization
Commercial and industrial demand for renewable power purchase agreements remains high, supported by ESG mandates and cost-related benefits

LT onshore installation outlook remains stable
Currently anticipate average annual installation activity of ~11 GW annually thru 2030; anticipate an acceleration in new installation activity in latter half of decade; LT fundamentals intact

4Q21 Results
Performance Overview

Revenue diversification offsets Wind softness
Stable contributions from non-wind businesses served to offset temporary pause in tower demand, given policy uncertainty, supply chain challenges and raw material cost inflation

Heavy Fabrications segment update
Total wind towers sections sold declined by 62% on a y/y basis due to above-referenced issues

Gearing segment update
Gearing revenue increased by more than 70% y/y, driven by increased energy and industrial demand

Industrial Solutions segment update
Revenue impacted by lower order intake and supply chain-related challenges

Stable liquidity position, low net leverage
Total cash and availability was $14.9 million as of December 31, 2021; Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA was 0.8x

Management Outlook
As of March 2022

Wind tower plant utilization
As of March 2022, received orders for nearly 50% of full-year 2022 optimal tower production capacity

1Q22 financial guidance
Anticipate 1Q22 adjusted EBITDA loss of $0.5 million

4 | Investor Presentation

CONSOLIDATED FINANCIAL DATA Fourth quarter results impacted by near - term pause in wind tower demand 5 | Investor Presentation Total Revenue ($MM) Gross Profit ($MM) Adjusted EBITDA (1) ($MM) Earnings (Loss) Per Diluted Share (1) ($) • Total revenue declined 35% y/y to $26 million, given lower tower demand • Significant, ongoing recovery in diverse end - markets reflected in improved Gearing revenue, adjusted EBITDA, order and backlog • PTC uncertainty, supply chain challenges and permitting delays have impacted near - term pace of new wind installations • Remain positive on onshore outlook, despite near - term pause in orders (1) For 2021, results include $9.2 million benefit related to loan forgiveness under the Paycheck Protection Program (PPP), toget he r with a $7.0 million related to the Employee Retention Tax Credit (ERC), as outlined under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and further modified under the Taxpayer Certainty and D isa ster Tax Relief Act of 2020 and the American Rescue Plan Act of 2021. $40.3 $26.0 $198.5 $145.6 4Q20 4Q21 2020 2021 $2.7 $1.0 $18.0 $5.5 4Q20 4Q21 2020 2021 $0.2 ($1.2) $8.0 $13.2 4Q20 4Q21 2020 2021 $(0.12) $(0.21) $(0.09) $0.15 4Q20 4Q21 2020 2021

HEAVY FABRICATIONS SEGMENT Near - term wind tower demand impacted by policy uncertainty, raw material cost escalations 6 | Investor Presentation Segment Revenue ($MM) Segment Adjusted EBITDA ($MM) Segment Orders ($MM) Quarter - End Segment Backlog ($MM) • Segment revenue declined 51% y/y to $14.7 million due to lower near - term demand for wind towers • Fluid policy environment, higher raw material costs, supply chain disruptions and higher freight costs leading developers to delay project timing • Segment orders increased 13% y/y to $31.1 million; backlog increased 36% q/q in 4Q21 • Successfully managed to breakeven segment EBITDA in a challenging market environment $29.8 $14.7 $155.2 $102.0 4Q20 4Q21 2020 2021 $2.7 ($0.0) $14.4 $12.7 4Q20 4Q21 2020 2021 $27.5 $31.1 $105.8 $93.2 4Q20 4Q21 2020 2021 $71.2 $46.1 $62.6 4Q20 3Q21 4Q21

HEAVY FABRICATIONS SEGMENT Wind tower sections sold declined 35% y/y in 2021 7 | Investor Presentation Total Wind Tower Sections Sold (Number of Sections) Spread Between Plate Steel vs. HRC Steel (Price of Steel Per Ton) (1) . (1) Source: Euromoney Global Limited $0 $500 $1,000 $1,500 $2,000 $2,500 US Domestic Steel Plate US HRC Steel • 35% y/y decline in tower sections sold impacted Heavy Fabrications EBITDA; we believe tower demand has begun to stabilize, with a recovery in demand expected beginning in 2H22 and 2023 • Commodity plate steel prices have not declined in tandem with HRC steel; however, we expect plate prices to correct over time, reducing tower raw material costs $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 - 200 400 600 800 1,000 1,200 1,400 2017 2018 2019 2020 2021 Wind Tower Sections Sold Heavy Fabrictions EBITDA

GEARING SEGMENT Accelerating momentum across diverse, non - wind end - markets a positive offset to soft tower demand 8 | Investor Presentation Segment Revenue ($MM) Segment Adjusted EBITDA ($MM) Segment Orders ($MM) Quarter - End Segment Backlog ($MM) • Revenue increased 70% y/y in 4Q21; customer activity continues to accelerate within the energy sector, given recent commodity price escalation • Orders increased nearly 200% y/y to $16.8 million; Backlog improved >120% y/y • Segment non - GAAP adjusted EBITDA was $0.1 million, versus ($1.5) million in the prior - year period. • Well - positioned to capitalize on cyclical recovery within industrial manufacturing; key beneficiary of legislative support for multi - year infrastructure investments $14.4 $23.6 $32.1 4Q20 3Q21 4Q21 $4.9 $8.3 $25.1 $28.6 4Q20 4Q21 2020 2021 ($1.5) $0.1 ($1.8) $3.8 4Q20 4Q21 2020 2021 $5.7 $16.8 $25.1 $46.1 4Q20 4Q21 2020 2021

INDUSTRIAL SOLUTIONS SEGMENT Impacted by lower order intake and supply chain challenges 9 | Investor Presentation Segment Revenue ($MM) Segment Adjusted EBITDA ($MM) Segment Orders ($MM) Quarter - End Segment Backlog ($MM) • Revenue declined 47% y/y driven by lower order intake during early 2021 • Record order backlog since acquisition • Record order year since acquisition • Supply chain impacted 4Q sales by over $1 million $5.8 $3.0 $18.3 $15.4 4Q20 4Q21 2020 2021 $0.5 ($0.0) $1.4 $1.2 4Q20 4Q21 2020 2021 $2.7 $7.9 $17.9 $19.7 4Q20 4Q21 2020 2021 $7.2 $6.9 $11.8 4Q20 3Q21 4Q21

BALANCE SHEET UPDATE

$15 million of cash and availability to support growth as of 12/31/21

Quarter-End Total Cash and Availability on Credit Facility

($MM)



$19.0
$19.0
$21.9
$21.8
$24.1
$21.6
$23.7
$21.1
$14.9
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

- Ample liquidity to support the growth of the business
- We continue to maintain a disciplined cost structure, while mitigating cash burn ahead of an expected recovery in tower demand
- We have aligned our cost structure with current customer demand, while positioning us to bring tower capacity on-line as activity accelerates

10 | Investor Presentation

U.S. WIND POWER INSTALLATION FORECAST Potential multi - year extension of the PTC and ITC remains a key catalyst for new wind installations 11 | Investor Presentation (1) Source: Wood MacKenzie 3Q21 Wind Sector Outlook; wind values include new build and repowering U.S. Onshore Wind Capacity Installations (Annual On - Shore GW Installed) (1) U.S. Offshore Wind Capacity Installations (Annual Off - Shore GW Installed) (1) 9.8 9.0 9.7 10.2 10.9 12.7 13.9 13.7 13.4 2022e 2023e 2024e 2025e 2026e 2027e 2028e 2029e 2030e 3Q21 Forecast 4Q21 Forecast 0.7 1.8 4.3 4.6 5.9 4.9 5.4 4.8 2023e 2024e 2025e 2026e 2027e 2028e 2029e 2030e 3Q21 Forecast 4Q21 Forecast • Between 2022 and 2030, we expect more than 100 GW of onshore capacity to be installed • Developers are ordering larger, more complex turbines, creating an opportunity for increased content per tower • Over the near - to - medium term, we view a potential PTC extension, rising C&I demand and repowering as key catalysts for new onsho re installations

CUSTOMER DIVERSIFICATION INITIATIVE Balanced revenue mix supports long - term growth and profitability 12 | Investor Presentation Wind vs. Non - Wind Revenue Concentration (% of Total Revenue) (1) (1) Wind energy figures shown above exclude repair/replacement demand Fastest Growing Non - Wind Sectors in 2021 (Absolute Growth in Revenue) Energy Mining Industrial • Non - wind revenue has increased to 39% of total 2021 revenue, an increase from 8% in 2016, serving to offset volatility in wind tower demand • Revenue diversification positions us to better optimize our production capabilities during periods of lower wind tower demand 8% 28% 50% 34% 31% 39% 2016 2017 2018 2019 2020 2021 Wind Revenue Non-Wind Revenue

APPENDIX

EXHIBIT A

Orders, Revenues and Operating (Loss)/Profit by Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	2021	2020
ORDERS:				
Heavy Fabrications	$ 31,150	$ 27,536	$ 93,246	$ 105,843
Gearing	16,757	5,741	46,081	25,117
Industrial Solutions	7,866	2,682	19,698	17,922
Total orders	$ 55,773	$ 35,959	$ 159,025	$ 148,882
REVENUES:				
Heavy Fabrications	$ 14,713	$ 29,776	$ 101,994	$ 155,198
Gearing	8,268	4,863	28,583	25,136
Industrial Solutions	3,044	5,783	15,402	18,299
Corporate and Other	(14)	(100)	(360)	(137)
Total revenues	$ 26,011	$ 40,322	$ 145,619	$ 198,496
OPERATING (LOSS)/PROFIT:				
Heavy Fabrications	$ (1,341)	$ 1,624	$ (3,214)	$ 10,385
Gearing	(504)	(1,948)	(2,593)	(3,883)
Industrial Solutions	(217)	385	(386)	881
Corporate and Other	(1,913)	(1,879)	(6,401)	(6,961)
Total operating profit/(loss)	$ (3,975)	$ (1,818)	$ (12,594)	$ 422

14 | Investor Presentation

EXHIBIT B

GAAP to Non-GAAP Consolidated Adjusted EBITDA Reconciliation

Consolidated	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	2021	2020
Net (Loss) Income	$ (4,090)	$ (1,967)	$ 2,847	$ (1,487)
Interest Expense	313	330	1,129	1,984
Income Tax (Benefit) Provision	(76)	(55)	25	48
Depreciation and Amortization	1,577	1,518	6,336	6,279
Share-based Compensation and Other Stock Payments	1,067	395	2,872	1,161
Adjusted EBITDA (Non-GAAP)	(1,209)	221	13,209	7,985

Heavy Fabrications Segment	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	2021	2020
Net Income	$ 367	$ 1,270	$ 6,996	$ 7,949
Interest Expense	149	79	530	356
Income Tax (Benefit) Provision	(1,742)	389	382	2,193
Depreciation	941	905	3,844	3,737
Share-based Compensation and Other Stock Payments	244	66	975	205
Adjusted EBITDA (Non-GAAP)	$ (41)	$ 2,709	$ 12,727	$ 14,440

Gearing Segment	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	2021	2020
Net (Loss) Income	$ (554)	$ (1,924)	$ 1,280	$ (3,957)
Interest Expense	30	11	62	100
Income Tax Provision (Benefit)	20	(35)	30	(26)
Depreciation and Amortization	472	459	1,855	1,961
Share-based Compensation and Other Stock Payments	173	30	531	86
Adjusted EBITDA (Non-GAAP)	$ 141	$ (1,459)	$ 3,758	$ (1,836)

Industrial Solutions Segment	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	2021	2020
Net (Loss) Income	$ (196)	$ 391	$ 488	$ 824
Interest Expense	13	21	56	39
Income Tax (Benefit) Provision	(34)	(38)	21	3
Depreciation and Amortization	110	111	425	430
Share-based Compensation and Other Stock Payments	64	39	211	103
Adjusted EBITDA (Non-GAAP)	$ (43)	$ 524	$ 1,201	$ 1,399

Corporate and Other	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	2021	2020
Net Loss	$ (3,707)	$ (1,704)	$ (5,917)	$ (6,303)
Interest Expense	121	219	481	1,489
Income Tax Provision (Benefit)	1,680	(371)	(408)	(2,122)
Depreciation and Amortization	54	43	212	151
Share-based Compensation and Other Stock Payments	586	260	1,155	767
Adjusted EBITDA (Non-GAAP)	$ (1,266)	$ (1,553)	$ (4,477)	$ (6,018)

15 | Investor Presentation

EXHIBIT C

Consolidated Statement of Cash Flows

		Twelve Months Ended December 31, 2021		2020
CASH FLOWS FROM OPERATING ACTIVITIES:				
Net income (loss)	$	2,847	$	(1,487)
Adjustments to reconcile net cash (used in) provided by operating activit				
Depreciation and amortization expense		6,336		6,279
Paycheck Protection Program loan forgiveness		(9,151)		-
Deferred income taxes		(2)		(4)
Change in fair value of interest rate swap agreements		23		167
Stock-based compensation		1,541		1,295
Allowance for doubtful accounts		(426)		346
Common stock issued under defined contribution 401(k) plan		1,193		-
Gain on disposal of assets		(33)		-
Changes in operating assets and liabilities:				
Accounts receivable		1,961		2,627
Employee retention credit receivable		(497)		-
Contract assets		1,117		(2,253)
Inventories		(6,653)		5,139
Prepaid expenses and other current assets		133		(865)
Accounts payable		(1,736)		(3,320)
Accrued liabilities		(2,676)		1,229
Customer deposits		(6,737)		(3,898)
Other non-current assets and liabilities		(66)		75
Net cash (used in) provided by operating activities		(12,826)		5,330
CASH FLOWS FROM INVESTING ACTIVITIES:				
Purchases of property and equipment		(1,707)		(1,547)
Proceeds from disposals of property and equipment		33		-
Net cash used in investing activities		(1,674)		(1,547)
CASH FLOWS FROM FINANCING ACTIVITIES:				
Proceeds from line of credit		156,004		153,891
Payments on line of credit		(150,899)		(164,163)
Proceeds from long-term debt		817		9,530
Payments on long-term debt		(161)		(1,186)
Principal payments on finance leases		(1,672)		(992)
Shares withheld for taxes in connection with issuance of restricted stock		(1,423)		(139)
Proceeds from sale of common stock, net		9,314		232
Net cash provided by (used in) financing activities		11,980		(2,827)
NET (DECREASE) INCREASE IN CASH		(2,520)		956
CASH beginning of the period		3,372		2,416
CASH end of the period	$	852	$	3,372
Supplemental cash flow information:				
Interest paid	$	741	$	1,449
Income taxes paid	$	102	$	81
Non-cash investing and financing activities:				
Equipment additions via finance lease	$	2,757	$	3,196
Non-cash purchases of property and equipment	$	18	$	376

15 | Investor Presentation

EXHIBIT D

Consolidated Balance Sheet

	December 31, 2021	December 31, 2020
ASSETS		
CURRENT ASSETS:		
Cash	$ 852	$ 3,372
Accounts receivable, net	13,802	15,337
Employee retention credit receivable	497	-
Contract assets	1,136	2,253
Inventories, net	33,377	26,724
Prepaid expenses and other current assets	2,661	2,909
Total current assets	52,325	50,995
LONG-TERM ASSETS:		
Property and equipment, net	43,655	45,195
Operating lease right-of-use assets	18,029	19,321
Intangible assets, net	3,453	4,186
Other assets	585	385
TOTAL ASSETS	$ 118,047	$ 119,682
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Line of credit and other notes payable	$ 6,650	$ 1,406
Current portion of finance lease obligations	2,060	1,427
Current portion of operating lease obligations	1,775	1,832
Accounts payable	16,462	18,180
Accrued liabilities	3,654	6,307
Customer deposits	12,082	18,819
Total current liabilities	42,683	47,971
LONG-TERM LIABILITIES:		
Long-term debt, net of current maturities	177	9,381
Long-term finance lease obligations, net of current portion	2,481	1,996
Long-term operating lease obligations, net of current portion	18,405	19,569
Other	167	104
Total long-term liabilities	21,230	31,050
COMMITMENTS AND CONTINGENCIES		
STOCKHOLDERS' EQUITY:		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 19,859,650 and 17,211,498 shares issued as of December 31, 2021 and December 31, 2020, respectively	20	17
Treasury stock, at cost, 273,937 shares as of December 31, 2021 and December 31, 2020, respectively	(1,842)	(1,842)
Additional paid-in capital	395,372	384,749
Accumulated deficit	(339,416)	(342,263)
Total stockholders' equity	54,134	40,661
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 118,047	$ 119,682

17 | Investor Presentation

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